UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 17, 2010, Isle of Capri Casinos, Inc. (the “Company”) entered into the First Amendment to Credit Agreement (the “Amendment”) among the Company, Credit Suisse and the other financial institutions listed therein.  The Amendment amends the Credit Agreement, dated as of July 26, 2007 (the “Original Credit Agreement”).

The material terms of the Amendment are as follows:

1.             The leverage ratio and the interest coverage ratio were amended to provide for greater flexibility through April 30, 2012, after which date the ratios return to the levels set forth in the Original Credit Agreement.

a.     The leverage ratio under the Amendment is as follows: (i) 7.50:1.00 on the last day of any fiscal quarter through and including January 31, 2011; (ii) 7.40:1.00 on the last day of any fiscal quarter through and including April 30, 2011; (iii) 7.30:1.00 on the last day of any fiscal quarter through and including July 31, 2011; (iv) 7.20:1.00 on the last day of any fiscal quarter through and including October 31, 2011; (v) 7.10:1.00 on the last day of any fiscal quarter through and including January 31, 2012; and (vi) 7.00:1.00 on the last day of any fiscal quarter through and including April 30, 2012.

b.     The interest coverage ratio under the Amendment is as follows: (i) 2.00:1.00 on the last day of any fiscal quarter through April 30, 2010; (ii) 2.05:1.00 on the last day of any fiscal quarter through July 31, 2010; (iii) 1.85:1.00 on the last day of any fiscal quarter through October 31, 2010; (iv) 1.75:1.00 on the last day of any fiscal quarter through January 31, 2011; (v) 1.80:1.00 on the last day of any fiscal quarter through April 30, 2011; (vi) 1.85:1.00 on the last day of any fiscal quarter through October 31, 2011; and (vii) 1.90:1.00 on the last day of any fiscal quarter through April 30, 2012.

2.             The definition of Consolidated EBITDA was amended to (a) add back all costs and expenses incurred in connection with the consummation of the Amendment, (b) include a $10.0 million add-back for unusual and nonrecurring charges and (c) add back all non-cash charges related to ineffective portions of hedge agreements.

3.             The revolving loan commitment decreased by $100.0 million in aggregate principal amount.

4.             The interest rates were increased as follows:

a.     Inclusion of a LIBOR floor of 2.00%; and

b.     Increase in interest rate for all LIBOR loans to LIBOR + 3.00%.

5.             The Company may issue senior unsecured notes, subject to its compliance with certain conditions, including that the proceeds thereof are applied to the mandatory repayment of loans.

6.             The Company and its subsidiaries are permitted to make up to $100.0 million in investments in gaming facilities subject to (or to become subject to) management agreements with the Company or a subsidiary; provided, however, that the Company must receive any payments under such management agreements.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

First Amendment to Credit Agreement, dated as of February 17, 2010, among the Company, as borrower, the financial institutions listed therein, as lenders, Credit Suisse AG, Cayman Islands Branch, as administrative agent and the other agents referred to therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: February 19, 2010	By:	/s/ Edmund L. Quatmann, Jr.

	Name:	Edmund L. Quatmann, Jr.
	Title:	Senior Vice President, General Counsel and Secretary